EXHIBIT 10.1

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EXHIBIT 10.1

                           COMMERCIAL PROMISSORY NOTE



$650,000.00                                             Dated: _________________


         FOR VALUE RECEIVED, the undersigned, Implantable Vision, Inc., a Utah corporation (hereinafter "Maker"), promises to pay to Larry Cahill (hereinafter the "Holder"), at such place as the Holder may designate in writing, the principal sum of SIX HUNDRED FIFTY THOUSAND ($650,000.00) DOLLARS, together with interest at 5% per annum thereon, in cash or kind on August 25, 2007.

         Maker has the right to prepay this Note in whole or in part, in cash or kind, as aforesaid, at any time during the term of this Note, without premium or penalty.

          The Maker agrees in the event of a default in the payment hereof, for a period of fifteen (15) days after the giving of written notice of such failure to the Maker, or in the event of the insolvency of or the appointment of an assignee for the benefit of creditors of, or of the appointment of a receiver for the Maker, or in the event that a petition in bankruptcy shall be filed against the Maker (and not discharged within sixty (60) days) or by the Maker, all unpaid principal and interest under this Note shall, at the option of the Holder, become immediately due to said Holder without demand for payment thereof and without notice to the Maker, which demand and notice are hereby expressly waived.

         In the event of a default by Maker in the payment of this Note when due, Maker shall be liable for all costs and expenses incurred by the Holder hereof in collecting the sum due and owing hereunder, including, without limitation, reasonable attorneys' fees.

         Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and other notices to which Maker might otherwise be entitled. This Note shall be governed by and construed in accordance with the laws of the State of New York.

         The Holder acknowledges and agrees that this Note is nonnegotiable.

         This Note shall not be modified or amended except by a further written document signed by the Holder. No provision hereof may be waived except by an agreement in writing signed by the Holder. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.


         IN WITNESS WHEREOF, Maker has fully executed this Note as of the date first above written.


                                                IMPLANTABLE VISION, INC.,
                                                a Utah Corporation
Corporate Seal
                                                by:_______________________
                                                         President

                                                Attest:

                                                by:_________________________
                                                         Secretary